Exhibit 107

Calculation of Filing Fee Tables
Form F-3
(Form Type)

BEYONDSPRING INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.0001 per share	457(c)	1,271,187(1)	$2.34(1)	$2,974,577.58(1)	0.00014760	$439.05
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$2,974,577.58		$439.05
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$439.05

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), based upon the average high and low prices of the ordinary shares of BeyondSpring Inc. (the “Company”) on the Nasdaq Capital Market on June 6, 2024, of $2.40 and $2.28.

(2) Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional securities that may be offered or issued by the Company in connection with any share split, share dividend or similar transaction.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary shares, par value $0.0001 per share	103,813(1)(3)	$1,492,830.94	Form F-3	333-249816	November 12, 2020
Equity	Ordinary shares, par value $0.0001 per share	8,625,000(2)(3)	$92,546,250.00	Form F-3	333-257639	July 13, 2021

(1) No registration fee is payable in connection with the 103,813 ordinary shares previously registered on the registration statement on Form F-3 (File No. 333-249816) (the “Company’s 2020 F-3 Registration Statement”) of the Company first filed with the SEC on November 3, 2020 and declared effective by the SEC on November 12, 2020, which unsold shares were subsequently included in the Company’s registration statement on Form F-3 (File No. 333-257639) first filed with the SEC on July 2, 2021 and declared effective by the SEC on July 13, 2021 (“the 2021 F-3 Registration Statement”), pursuant to Rule 429(b) under the Securities Act, and will be included in this registration statement.

(2) No registration fee is payable in connection with the 8,625,000 ordinary shares, previously registered on the 2021 F-3 Registration Statement, which unsold shares, pursuant to Rule 429(b) under the Securities Act, and will be included in this registration statement.

(3) Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the 2021 F-3 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.